Exhibit 31.1

                   CERTIFICATION OF CHIEF EXECUTIVE OFFICER
               PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934,
                            RULES 13a-14 AND 15d-14
                            AS ADOPTED PURSUANT TO
                 SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of The Children's Internet, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sholeh Hamedani, Chief Executive Officer and President of the Company, certify, pursuant to Rules 13a-14 and 15-d14 of the Securities Exchange Act of 1934 (the "Exchange Act"), as adopted pursuant to {section}302 of the Sarbanes-Oxley Act of 2003, that:

      1. I have reviewed this Report;

      2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

      3. Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company, as of, and for, the periods presented in this Report;

      4. I and the other certifying officers of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and have:

            a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including any consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;
            b. Evaluated the effectiveness of the Company's disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and
            c. Disclosed in this  Report  any  change in the Company's internal control and procedures over financial reporting that occurred during the Company's most recent fiscal quarter (the Company's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company's internal control and procedures over financial reporting.

      5. I and the other certifying officers have disclosed, based on our most recent evaluation of internal control and procedures over financial reporting, to the Company's auditors and to the audit committee of the Company's board of directors (or persons performing the equivalent functions):

            a. All  significant  deficiencies  and material weaknesses  in  the design or operation of internal control and procedures over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and
            b. Any  fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control and procedures over financial reporting.



  /S/ SHOLEH HAMEDANI
Sholeh Hamedani,
Chief Executive Officer and President
May 21, 2004